UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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Senseonics Holdings, Inc.

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SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2021
Dear Stockholder:
The Annual Meeting of Stockholders of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 25, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/287313941 and entering your 16-digit control number (included in the proxy materials mailed to you). The purpose of the Annual Meeting will be the following:
1.
To elect the three nominees of the Board of Directors, Steven Edelman, M.D., Edward Fiorentino, and Anthony Raab, to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

2.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this Notice.

3.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2021.

4.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice. All stockholders are invited to attend the meeting online. The record date for the Annual Meeting is April 5, 2021. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 25, 2021 at 10:00 a.m. EDT at www.meetingcenter.io/287313941.
The proxy statement and annual report to stockholders are available at www.envisonreports.com/sens.
By Order of the Board of Directors,
Nick B. Tressler
Secretary
Germantown, Maryland
April 13, 2021
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote by one of following methods as promptly as possible in order to ensure your representation at the meeting: 1) over the internet at www.envisionreports.com/sens, 2) by telephone by calling the toll-free number 1-800-652-VOTE, or 3) by completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online at the meeting, you must obtain a proxy issued in your name from that record holder.

SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 25, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of Senseonics Holdings, Inc. (the “Board of Directors”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about April 13, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, May 25, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/287313941 and entering your 16-digit control number which is included in these proxy materials. The virtual meeting platform is fully supported across browsers and devices running the most updated versions of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Annual Meeting on May 25, 2021 to ensure you are logged in when the meeting starts. Online check-in will begin at 9:55 a.m. Eastern Time.
Why is the Annual Meeting a virtual, online meeting?
We have decided to hold a virtual meeting due to developments related to COVID-19. We also believe holding a virtual meeting improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.meetingcenter.io/287313941 and typing your question in the box in the Annual Meeting portal. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions can be submitted at the Annual Meeting through a question tab, and will be addressed in the Q&A portion of the Annual Meeting as time permits, or on the “Investors” page of our website as soon as is practical after the meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:30 a.m. Eastern Time on May 25, 2021.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 5, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 427,914,984 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 5, 2021 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 5, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting via the Internet, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetingcenter.io/287313941.
What am I voting on?
There are three matters scheduled for a vote:
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Proposal No. 1 — Election of three directors;

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Proposal No. 2 — Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and

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Proposal No. 3 — Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy.
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To vote through the Internet before the Annual Meeting, go to www.envisionreports.com/sens to complete an electronic proxy card. Please have your enclosed proxy card in hand when you access the web site and then follow the instructions. If you choose to vote through the Internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern time on May 24, 2021 to be counted.

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You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.meetingcenter.io/287313941 and entering your 16-digit control number which is included in the enclosed proxy card. Please have your proxy card in hand when you access the website and then follow the instructions.

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To vote over the telephone, dial toll-free 1-800-652-VOTE. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 24, 2021 to be counted.

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To vote using the proxy card, promptly complete and return your enclosed signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 24, 2021.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions www.meetingcenter.io/287313941. You will need the 16-digit control number, which is included in these proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 5, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 or Proposal No. 2, but your broker may vote your shares on Proposal No. 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the advisory approval of named executive officer compensation and “For” the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

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You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

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Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank or vote online at the Annual Meeting.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2021 to our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2021 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between January 25, 2021 and February 24, 2021. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on March 23, 2016.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the Annual Meeting.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspector of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Three nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Against	No effect
3	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2021	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 427,914,984 shares outstanding and entitled to vote. Thus, the holders of 213,957,493 shares must be present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at www.envisionreports.com/sens.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has ten (10) members. There are four Class II directors whose terms of office expire in 2021: Steven Edelman, Edward J. Fiorentino, Peter Justin Klein, M.D., J.D. and Anthony Raab. Mr. Klein’s service as a member of the Board of Directors will end effective as of the Annual Meeting and he is not standing for re-election. As a result, we intend to reduce the size of the Board of Directors from ten (10) to nine (9), effective as of the Annual Meeting.
Each of the nominees listed below, except for Mr. Raab, is currently a director who was previously elected by the stockholders. On September 30, 2020, the Board of Directors appointed Mr. Raab to serve as a Class II director until his term expired at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee of our Board of Directors seeks to assemble a board that, as a whole, has diverse viewpoints and experiences and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the overall composition of the Board of Directors, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors.
The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING
Steven Edelman, M.D., age 65
Dr. Edelman was elected to our Board of Directors in September 2016. Dr. Edelman has served as a Professor of Medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California, San Diego and the Veterans Affairs Healthcare System of San Diego since 2001. He also currently serves as a director of Taking Control of Your Diabetes, a non-profit organization promoting patient education, motivation and self-advocacy that he founded in 1995, and the Diabetes Care Clinic VA Medical Center. Dr. Edelman received his B.A. and his M.S. in Biology from the University of California, Los

Angeles and his M.D. from the University of California, Davis. Our Board of Directors believes that Dr. Edelman’s substantial diabetes industry experience qualifies him to serve as a director of our Company.
Edward J. Fiorentino, age 62
Mr. Fiorentino was elected to our Board of Directors in December 2015. Mr. Fiorentino served on the Senseonics, Incorporated Board of Directors from March 2012 to December 2015. Since March 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of TerSera Therapeutics, a specialty pharmaceutical company. From 2013 to January 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of Crealta Pharmaceuticals, a specialty pharmaceutical company. From 2009 to 2013, he was the Chief Executive Officer of Actient Pharmaceuticals. Prior to Actient, Mr. Fiorentino served in various positions at Abbott Laboratories, including Corporate Vice President of Pharmaceutical Commercial Operations, for more than 20 years. He also previously served as Senior Vice President and President of Abbott Diabetes Care and was Executive Vice President of TAP Pharmaceuticals. Mr. Fiorentino began his career with Bristol-Myers. Mr. Fiorentino received his B.S. in Business Administration from the State University of New York and his M.B.A. from Syracuse University. Our Board of Directors believes that Mr. Fiorentino’s substantial healthcare and pharmaceutical experience qualifies him to serve as a director of our Company.
Anthony Raab, age 40
Mr. Raab was appointed to our Board of Directors in October 2020. Mr. Raab is a co-founder of Masters Special Situations, LLC (“Masters”), and has served as a Senior Analyst at Masters Capital Management since 2015. He received his B.A. in economics with a certificate in markets and management from Duke University in 2003. Our Board of Directors believes that Mr. Raab’s healthcare investment experience and investment expertise qualify him to serve as a director of our Company. Mr. Raab is serving pursuant to a contractual right in favor of Masters to designate one individual to serve on the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
CLASS II DIRECTOR WHOSE TERM EXPIRES AT THE 2024 ANNUAL MEETING AND WILL NOT CONTINUE AS DIRECTOR
Peter Justin Klein, M.D., J.D., who has served as a member of our Board since December 2015, is not standing for reelection at the Annual Meeting. The Board of Directors thanks Mr. Klein for his more than eight years of service and significant contributions to our Company and wishes him well in his future endeavors.
Peter Justin Klein, M.D., J.D., age 43
Dr. Klein was elected to our Board of Directors in December 2015. Dr. Klein served on the Senseonics, Incorporated Board of Directors from 2013 to December 2015. Since December 2018, Dr. Klein has served as a Managing Director at Vensana Capital Management, LLC. Dr. Klein currently serves as a director of PhaseBio Pharmaceuticals, Inc. and several private life sciences companies. From 2012 to December 2018, Dr. Klein served as a Partner at NEA. Prior to joining NEA, Dr. Klein worked for the Duke University Health System. Dr. Klein received his A.B., B.S. and M.D. from Duke University and his J.D. from Harvard Law School. Our Board of Directors believes that Dr. Klein’s significant legal and medical expertise in healthcare and his services as a venture capital investor and director of multiple biotechnology and medical device companies qualify him to serve as a director of our Company.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Stephen P. DeFalco, age 60
Mr. DeFalco was elected as a director and our chairman in December 2015. Mr. DeFalco served as chairman of the Senseonics, Incorporated board of directors from 2010 to December 2015 and served as Senseonics, Incorporated’s interim Chief Executive Officer from 2010 to 2011. In August 2019, Mr. DeFalco became the Chairman and Chief Executive Officer of Creation Technologies. From April 2018 to August 2019, Mr. DeFalco was a partner at Lindsay Goldberg & Co LLC. From 2011 until January 2018, Mr. DeFalco served as the Chief Executive Officer of Crane & Co, Inc., a global technology company, and also served on its board of directors. Previously, from 2005 to 2010, he served as the Chief Executive Officer and on the board of directors of Nordion Inc. (formerly MDS Inc.), a public life sciences company. Mr. DeFalco received his M.B.A. from the Massachusetts Institute of Technology - Sloan School of Management, his M.S.E.E. from Syracuse University and his B.S.M.E. from the Massachusetts Institute of Technology. Our Board of Directors believes that Mr. DeFalco’s leadership, executive, managerial and business experience with life sciences companies qualifies him to serve as a director of our company.
Douglas S. Prince, age 67
Mr. Prince was elected to our Board of Directors in December 2015. Mr. Prince served on the Senseonics, Incorporated board of directors from February 2015 to December 2015. Mr. Prince served as the Chief Financial Officer of Crane & Co., Inc., a global technology company, from 2013 to January 2018. From 2010 to 2013, Mr. Prince served as the Chief Financial Officer of Northern Power Systems Corp., an energy technology company. From 2007 to 2010, Mr. Prince served as Chief Financial Officer of Nordion Inc. (formerly MDS Inc.), a public life sciences company. Since November 2019, Mr. Prince has also served on the Board of Directors of Creation Technologies, a private electronics manufacturing services company. Mr. Prince received his B.B.A. in Business Administration from the University of Kentucky. Our Board of Directors believes that Mr. Prince’s executive experience and financial expertise qualify him to serve as a director of our Company.
Douglas A. Roeder, age 50
Mr. Roeder was elected to our Board of Directors in December 2015. Mr. Roeder served on the Senseonics, Incorporated board of directors from October 2011 to December 2015. Mr. Roeder joined Delphi Ventures as an Associate in 1998 and has been a Partner of Delphi Ventures since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex, Brown & Sons Healthcare Investment Banking Group. Mr. Roeder currently serves on the boards of directors of Tandem Diabetes, Inc. and several private companies. Mr. Roeder previously served on the board of directors of TriVascular Technologies, Inc. from 2008 to 2016. Mr. Roeder received his A.B. from Dartmouth College. Our Board of Directors believes that Mr. Roeder’s substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director of our Company.
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Timothy T. Goodnow, age 59
Dr. Goodnow was elected as one of our directors and was appointed as our President and Chief Executive Officer in December 2015. From 2010 to December 2015, Dr. Goodnow served on the board of directors of Senseonics, Incorporated and he served as the President and Chief Executive Officer of Senseonics, Incorporated from 2011 to December 2015. Dr. Goodnow served as Vice President, Technical Operations of Abbott Diabetes Care, a healthcare company, from 2000 to 2011. Prior to that, he held positions at TheraSense, Verax Biomedical, Inc. and Dade Behring and Baxter Healthcare. Dr. Goodnow received his Ph.D. and B.S. in chemistry from The University of Miami. Our Board of Directors believes that Dr. Goodnow’s experience as our Chief Executive Officer, his background in medical device development and his knowledge of the diabetes industry qualify him to serve as a director of our Company.
Francine R. Kaufman, age 70
Dr. Kaufman was appointed as one of our directors in November 2019 and was appointed as our Chief Medical Officer in March 2019. Prior to joining our Company, Dr. Kaufman served as Chief Medical Officer and Vice President of Global Clinical, Regulatory and Medical Affairs at Medtronic Diabetes from 2009 to January 2019. Prior to that, she served as Director of the Comprehensive Childhood Diabetes Center, and head of the Center for Endocrinology, Diabetes and Metabolism at Children’s Hospital Los Angeles from 1991 to 2009. Dr. Kaufman is also a Distinguished Professor Emerita of Pediatrics and Communications at the Keck School of Medicine and the Annenberg School of Communications of the

University of Southern California. She was formerly the president of the American Diabetes Association in 2003 and chair of the National Diabetes Education Program from 2008 to 2009. Dr. Kaufman was also elected to the National Academy of Medicine in 2005. She was also an advisor to the Governor on the California Initiative on Health, Fitness and Obesity in 2007. Dr. Kaufman received her B.A. from Northwestern University and her M.D. from Chicago Medical School. Our Board of Directors believes that Dr. Kaufman’s experience as our Chief Medical Officer, her background in medical device development and her medical expertise with diabetes qualify her to serve as a director of our Company.
Robert Schumm, age 54
Mr. Schumm was appointed to our Board of Directors in October 2020. Mr. Schumm has served as the President and Chief Executive Officer of Ascensia Diabetes Care AG and has led the Diabetes Management Domain for PHC Group since October 2019. Mr. Schumm has also served as the President of Ascensia Diabetes Care US, Inc. since January 2016. Prior to joining Ascensia, Mr. Schumm held roles of increasing responsibility at Bayer Healthcare LLC from 1996 to January 2016, most recently serving as the Vice President, Global Marketing from 2013 to January 2016. Mr. Schumm holds a bachelor’s degree in psychology from Princeton University and an M.B.A. in Marketing and International Business from New York University’s Stern School of Business. Our Board of Directors believes that Mr. Schumm’s substantial medical device and diabetes experience qualify him to serve as a director of our Company. Mr. Schumm is serving pursuant to a contractual right in favor of PHC Holdings Corporation to designate two individuals to serve on the Board of Directors.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the NYSE American listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE American, as in effect from time to time.
Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that Messrs. DeFalco, Fiorentino, Prince, Roeder and Raab and Drs. Edelman and Klein, representing seven of 10 directors, are “independent directors” as defined under the listing rules of the NYSE American. In making these determinations, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Dr. Goodnow is not an independent director by virtue of his employment with us as our President and Chief Executive Officer and Dr. Kaufman is not an independent director by virtue of her employment with us as our Chief Medical Officer. Mr. Schumm is not an independent director by virtue of his role as president and chief executive officer of Ascensia Diabetes Care, our exclusive distribution partner for Eversense.
BOARD OF DIRECTORS LEADERSHIP STRUCTURE
Mr. DeFalco is the Chairman of the Board of Directors and has authority, among other things, to call and preside at Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. We believe that separating the positions of Chairman and Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of us and our stockholders. We believe that this separation can enhance the effectiveness of the Board of Directors as a whole.
ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational, including with respect to the COVID-19 outbreak. One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole with the assistance of the Audit Committee, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and reviews cybersecurity risks. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Chairman of the Board of Directors the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.
MEETINGS OF THE BOARD OF DIRECTORS AND ANNUAL MEETING ATTENDANCE
The Board of Directors met 10 times during 2020. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable NYSE American listing standards, during the last fiscal year, our independent directors met seven times in regularly scheduled executive sessions at which only independent directors were present. Mr. DeFalco, the Chairman of our Board of Directors, generally presides over the executive sessions.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Seven of our directors attended our 2020 annual meeting of stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2020 for each of the committees:
Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Stephen P. DeFalco			X*
Steven V. Edelman		X	X
Edward J. Fiorentino	X	X
Peter Justin Klein(1)	X	X
Douglas S. Prince	X*		X
Douglas A. Roeder		X*	X
Anthony Raab
Robert Schumm
Number of meetings in 2020	8	7	2

*
Committee chair.

(1)
Mr. Klein is not standing for re-election at the Annual Meeting, and his service as a member of the Board of Directors will end effective as of the Annual Meeting.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; oversees and participates in the resolution of internal control issues, where identified; oversees implementation of new accounting standards; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and discusses with management risks relating to data privacy, technology and information security, including cybersecurity, and back-up of information systems and the steps we have taken to monitor and control such exposures; meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in our periodic filings.
The Audit Committee is composed of three directors: Mr. Prince, Dr. Klein and Mr. Fiorentino. The Audit Committee met 8 times during 2020. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseonics.com.
The Board of Directors reviews the NYSE American listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Section 803B of the NYSE American Company Guide and under Rule 10A-3 under the Exchange Act).
The Board of Directors has also determined that Mr. Prince qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Prince’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
Report of the Audit Committee of the Board of Directors
Management has the primary responsibility for the preparation, presentation and integrity of the consolidated financial statements and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements, in all material respects, with generally accepted accounting principles and on the Company’s internal control over financial reporting. In performing its oversight role, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with management and the independent registered public accounting firm. The Audit Committee also discussed the matters required to be discussed by the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Douglas S. Prince, Chair
Edward J. Fiorentino
Peter Justin Klein

*
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee is composed of four directors: Messrs. Roeder and Fiorentino and Drs. Klein and Edelman. Messrs. Roeder and Fiorentino and Drs. Klein and Edelman are independent, as independence is currently defined in Section 805 of the NYSE American Company Guide. The Compensation Committee met six times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseonics.com.
The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and members of senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•
compensation of our non-employee directors; and

•
administration of our equity compensation plans and similar plans or programs.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE American, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE American described above, the Compensation Committee engaged Willis Towers Watson as compensation consultants. The Compensation Committee has assessed Willis Towers Watson’s independence and determined that Willis Towers Watson had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Willis Towers Watson to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Our management did not have the ability to direct Willis Towers Watson’s work.
Historically, the Compensation Committee has made most of the adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assessing the performance of management and the Board of Directors.
The Nominating and Corporate Governance Committee is composed of four directors: Messrs. DeFalco, Prince and Roeder and Dr. Edelman. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 803A of the NYSE American Company Guide). The Nominating and Corporate Governance Committee met four times during 2019. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.senseonics.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of us and the Board of Directors, to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee does not have a formal policy regarding board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints and experiences and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To accomplish the Board’s diversity objectives, the Nominating and Governance Committee may retain an executive search firm to help identify potential directors that meet these objectives.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the self-evaluation or surveys of the Board of Directors, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Any such recommendation should be delivered at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.
These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Amended and Restated Whistleblower Policy that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee.
Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
CODE OF ETHICS
We have adopted an Amended and Restated Code of Business Conduct and Ethics, or the Code of Ethics, applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.senseonics.com. The Audit Committee of our Board of Directors is responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for executive officers and directors. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website.
PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, is hereby APPROVED.”
Because the say-on-pay vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements beginning with the year ended December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our or our stockholders’ best interests.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019 by our principal accountants. All such fees described below were pre-approved by the Audit Committee.
	2020	2019
Audit fees(1)	$839,050	$1,678,640
Audit-related fees(2)	62,000	410,814
Total fees	$901,250	$2,089,454

(1)
Includes the aggregate fees and out of pocket expenses billed for the integrated audit of our consolidated annual financial statements and reviews of our interim consolidated financial statements included in quarterly reports on Form 10-Q.

(2)
Includes services related to provision of comfort letters, consents, and review of documents for registration statements on Forms S-3 and S-8, offering memorandums and supplemental prospectus filings.

PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee on the status of actual costs for approved services against the approved amounts.
All of the services of Ernst & Young LLP for the years ended December 31, 2020 and 2019 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.
EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers.
Name	Position
Executive Officers:
Timothy T. Goodnow, Ph.D.	President, Chief Executive Officer and Director
Nick B. Tressler	Chief Financial Officer, Secretary and Treasurer
Mukul Jain, Ph.D.	Chief Operating Officer
Mirasol Panlilio	Vice President and General Manager, Global Commercial Operations
Francine R. Kaufman, M.D.	Chief Medical Officer and Director
Kenneth L. Horton	General Counsel and Corporate Development Advisor
Executive Officers Who Are Not Directors
The following sets forth certain information with respect to our executive officers who are not directors:
Nick B. Tressler, age 48
Mr. Tressler was appointed as our Chief Financial Officer in November 2019 and previously served as our Senior Director, Financial Planning and Analysis since March 2019. Prior to joining the Company, Mr. Tressler served as a strategic and financial consultant for several biopharmaceutical companies from April 2018 to March 2019. Prior to that, Mr. Tressler was the Vice President, Financial Planning and Analysis at Sucampo Pharmaceuticals, Inc., a public global biopharmaceutical company, from May 2016 to April 2018. Prior to Sucampo, Mr. Tressler was a Site Controller at AstraZeneca PLC, a public global biopharmaceutical company, from 2013 to May 2016. Mr. Tressler holds a M.B.A. from The Johns Hopkins University Carey Business School and a B.S. from the University of Maryland College Park Robert H. Smith School of Business.
Mukul Jain, Ph.D., age 48
Dr. Jain was appointed as our Chief Operating Officer in January 2017. Dr. Jain previously served as our Vice President Operations, Quality and Regulatory from December 2015 to January 2017. Dr. Jain served as Senior Director, Quality and Regulatory of Senseonics, Incorporated from 2012 to 2014 and as Vice President Operations, Quality and Regulatory of Senseonics, Incorporated from 2014 to December 2015. Prior to that, Dr. Jain held various positions at Medtronic, Inc., a medical technology and services company, from 1999 to 2012, most recently as a senior program manager. Dr. Jain received his M.B.A. from the University of Minnesota, Carlson School of Management, his Ph.D. in chemical engineering from the University of South Carolina and his B.Tech. from the Indian Institute of Technology, Kanpur.
Mirasol Panlilio, age 56
Ms. Panlilio was appointed as our Vice President and General Manager, Global Commercial Operations in June 2017. Prior to that, Ms. Panlilio served as Vice President, Global Sales and Marketing from

December 2015 to June 2017. Ms. Panlilio served as the Vice President, Global Sales and Marketing of Senseonics, Incorporated from 2014 to December 2015. Prior to joining Senseonics, Incorporated, Ms. Panlilio served as Vice President, Global Marketing and Sales at Viveve, Inc. from 2012 to 2014, an Independent Marketing Consultant at MGP Retail Consulting, LLC from 2011 to 2014, Vice President of Sales and Marketing for Arkal Medical, Inc. from 2010 to 2011 and Vice President of Marketing and Sales at VeraLight, Inc. from 2007 to 2010. From 2003 to 2007, Ms. Panlilio worked at Abbott Diabetes Care. Ms. Panlilio received her B.S. in business administration from San Jose State University.
Kenneth L. Horton, age 54
Mr. Horton has served as our General Counsel and Corporate Development Advisor since October 2017. Prior to joining the Company, Mr. Horton was Executive Vice President and Chief Legal Officer of Vertex Pharmaceuticals. Prior to joining Vertex, Mr. Horton served as General Counsel and Executive Vice President of Corporate Development at MDS Inc., and its successor Nordion Inc., and Vice President, Acquisitions, Ventures and General Counsel for the Life and Analytical Sciences business unit of PerkinElmer, Inc. Mr. Horton holds an AB from Dartmouth College and a J.D. from Harvard Law School.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2021 by (i) each director; (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, MD 20876.
This table is based upon information supplied by our named executive officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 427,914,984 shares of common stock outstanding as of March 31, 2021, adjusted as required by the rules promulgated by the SEC.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
PHC Holdings Corporation(1)	68,300,652	13.8%
Entities affiliated with Masters Capital Management, LLC(2)	26,754,201	6.3%
Entities affiliated with Robert J. Smith(3)	29,716,139	6.8%
Named Executive Officers and Directors:
Timothy T. Goodnow, Ph.D.(4)	4,283,481	*
Francine R. Kaufman, M.D.(5)	652,998	*
Mukul Jain, Ph.D.(6)	2,131,363	*
Peter Justin Klein, M.D., J.D.(7)	690,730	*
Stephen P. DeFalco(8)	1,532,545	*
Edward J. Fiorentino(9)	843,057	*
Douglas S. Prince(10)	770,538	*
Douglas A. Roeder(11)	10,440,594	2.4%
Steven Edelman, M.D.(12)	785,866	*
Anthony Raab (13)	20,000	*
Robert Schumm	0	*
All current directors and executive officers as a group (14 persons)(14)	24,421,606	5.6%

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 2,941,176 shares of common stock and (b) 68,300,652 shares of common stock issuable upon the conversion of the 2024 Notes. This information has been obtained from a Schedule 13D filed on November 5, 2020 by PHC Holdings Corporation. The principal business address of PHC Holdings Corporation is 2-38-5 Nishishimbashi, Minato-ku, Tokyo, 105-8433 Japan.

(2)
Consists of (a) 2,000,003 shares of common stock and (b) 24,754,198 shares of Series A Convertible Preferred Shares that are convertible to Common Stock. Each of Masters Capital Management, LLC and Michael Masters, the managing member of Masters Capital Management, LLC, may be deemed to have voting and dispositive power over the shares held by Masters Capital Management, LLC. This information has been obtained from a Schedule 13D/A filed on February 3, 2021 by Masters Capital Management, LLC and Michael Masters. The address of Masters Capital Management, LLC is 3060 Peachtree Road, VW, Suite 1425, Atlanta, GA 30305.

(3)
Consists of (1) 19,636,139 shares of common stock held by Energy Capital, LLC (2) 80,000 shares of common stock held by Plato & Associates, LLC and (3) 10,000,000 shares of common stock issuable upon the exercise of a warrant held by Energy Capital, LLC within sixty days of March 31, 2021. Robert L. Smith, the sole Managing Member of Energy Capital, LLC and Plato & Associates, LLC, may be deemed to have voting and dispositive power over the shares held by Energy Capital, LLC and Plato & Associates, LLC. This information has been obtained, in part, from a Schedule 13D/A filed on January 28, 2020 by Robert J. Smith, Energy Capital, LLC and Plato & Associates, LLC. The address of Robert J. Smith, Energy Capital, LLC and Plato & Associates, LLC is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912.

(4)
Consists of (a) 1,379,790 shares of common stock, (b) 2,443,576 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 460,115 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(5)
Consists of (a) 244,362 shares of common stock, (b) 286,456 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 122,180 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(6)
Consists of (a) 209,470 shares of common stock, (b) 1,693,752 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 228,141 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(7)
Consists of (a) 93,639 shares of common stock, (b) 324,014 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(8)
Consists of (a) 938,245 shares of common stock, (b) 321,223 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(9)
Consists of (a) 164,857 shares of common stock, (b) 405,123 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(10)
Consists of (a) 92,338 shares of common stock, (b) 405,123 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(11)
Consists of (a) 9,751,725 shares of common stock held by Delphi Ventures VIII, L.P., or Delphi VIII, (b) 94,569 shares of common stock held by Delphi BioInvestments VIII, L.P., or Delphi Bio, (c) 321,223 shares of common stock underlying options that are held by Douglas Roeder and are exercisable within 60 days of March 31, 2021 and (d) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021. Delphi Management Partners VIII, L.L.C., or DMP VIII, is the general partner of each of Delphi VIII and Delphi Bio, collectively referred to herein as the Delphi VIII Funds. Mr. Roeder is a Managing Member of DMP VIII and may be deemed to share voting and dispositive power over the shares held by the Delphi VIII Funds. This information has been obtained from a Schedule 13G/A filed on February 7, 2020 by Delphi VIII, Delphi Bio, DMP VIII, Douglas A. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan.

(12)
Consists of (a) 151,596 shares of common stock, (b) 361,193 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 273,077 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

(13)
Consists of 20,000 shares of common stock.

(14)
Consists of an aggregate of (a) 13,379,835 shares of common stock, (b) 8,396,522 shares of common stock underlying options that are exercisable within 60 days of March 31, 2021 and (c) 2,645,249 shares issuable upon the vesting of restricted stock units that vest within 60 days of March 31, 2021.

EXECUTIVE COMPENSATION
For the year ended December 31, 2020, our named executive officers were:
•
Timothy T. Goodnow, Ph.D., our President and Chief Executive Officer;

•
Mukul Jain, Ph.D., our Chief Operating Officer; and

•
Francine R. Kaufman, our Chief Medical Officer.

Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2019 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Total ($)
Timothy T. Goodnow	2020	552,000	253,368	1,999,634		243,432	3,089,840
President and Chief Executive Officer	2019	536,000			1,208,880	466,320	2,211,200
Mukul Jain, Ph.D.	2020	427,000	97,997	965,778		94,154	1,600,949
Chief Operating Officer	2019	414,750			808,439	180,416	1,403,605
Francine R. Kaufman, M.D.	2020	510,000	117,045	578,343		112,445	1,336,952
Chief Medical Officer	2019	410,625			1,131,779	179,438	1,721,842

(1)
Represents discretionary amounts earned pursuant to the 2020 bonus plan by virtue of the Compensation Committee’s exercise of discretion in recognition of management’s performance in light of the extraordinary hardships our business faced during 2020, as described in greater detail below under “Narrative to Summary Compensation Table — Annual Bonus.”

(2)
The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts reflect the grant date fair values of RSUs granted to each of the named executive officers in 2020, calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), Compensation — Stock Compensation. Each RSU represented the contingent right to receive one share of our common stock. The amount reported in the table above includes the grant date fair values of time-based RSUs, as well as performance-based RSUs, which were based on the probable outcome of the vesting conditions of these performance-based RSUs as of the grant date. These performance-based RSUs vest upon the achievement of certain performance targets, subject to the recipient’s continuous service through the vesting events. Assuming that the maximum performance vesting condition of these RSUs was met as of the grant date, the aggregate grant date fair value of all RSUs granted to Drs. Goodnow, Jain and Kaufman would have been $2,041,040, $981,798 and $597,462, respectively. For a discussion of valuation assumptions, see Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)
The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts include the full grant date fair value for stock options granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718. Unlike the calculations contained in our audited consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing these awards are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(4)
The amounts reflect bonus paid on the achievement of specified corporate goals, as discussed further below under “— Narrative to Summary Compensation Table - Annual Bonus.”

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our Compensation Committee then approves the compensation of each executive officer after discussions without members of management present.
Our Compensation Committee has engaged Willis Towers Watson, a compensation consultant, and reviewed Willis Towers Watson’s compensation data for executives at similarly sized medical device companies when determining executive compensation.
Annual Base Salary
We have entered into employment agreements with each of our named executive officers that established their initial base salaries and target bonus opportunities. These base salaries are reviewed periodically by our Compensation Committee. The following table presents the annual base salaries for each of our named executive officers for 2019, 2020 and 2021. The 2019 base salaries for Drs. Goodnow and Jain became effective on January 1, 2019, the 2020 base salaries became effective on January 1, 2020, and the 2021 base salaries became effective on January 1, 2021. Dr. Kaufman joined our company on March 4, 2019, but the amount included in the table below reflects her annualized base salary for 2019.
Name	2019 Base Salary ($)	2020 Base Salary ($)	2021 Base Salary ($)
Timothy T. Goodnow	536,000	552,000	568,560
Mukul Jain	414,750	427,000	439,810
Francine R. Kaufman	495,000	510,000	420,240
Annual Bonus
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual salary. The following table presents the annual target bonus opportunity, as a percentage of annual base salary, for each of our named executive officers for 2019, 2020 and 2021.
Name	Target Bonus (as a % of Base Salary) (%) 2019	Target Bonus (as a % of Base Salary) (%) 2020	Target Bonus (as a % of Base Salary) (%) 2021
Timothy T. Goodnow	100	100	100
Mukul Jain	50	50	50
Francine R. Kaufman	50	50	50
For 2019, bonuses were based on our achievement of specified corporate goals, including achieving specified revenue targets, achieving specified customer retention targets, achieving specified payor coverage targets, completion of all patient visits in our U.S. 180-day sensor pivotal trial, achieving a cost of goods sold target for sensor kits and achieving specified quality targets. Based on the level of achievement, our compensation committee awarded each of Drs. Goodnow and Jain 87% of their target bonuses based on their respective 2019 base salaries. Dr. Kaufman also received 87% of her target bonus, pro-rated based on her start date in 2019.
For 2020, bonuses were based on our achievement of specified corporate goals, including achieving improved sensor performance, submission of a Premarket Approval, or PMA, supplement application to extend the wearable life of the Eversense CGM System to up to 180 days, and measured improvement to business processes, as well as revenue and other targets the attainment of which was impacted by the COVID-19 pandemic and the liquidity situation of the company. Based on the level of achievement, our compensation committee determined that we had achieved 44% of the corporate objectives, entitling each named executive officer to a bonus equal to 44% of his or her target bonus.
In 2020, the Compensation Committee, in consultation with its independent compensation consultant, considered our senior management’s performance in light of the extraordinary hardships our business faced during 2020, many of which, including the effects of the COVID-19 pandemic, the liquidity crisis we faced triggered by the unanticipated termination of our senior credit facility in March 2020, and the resulting cessation of U.S. commercialization efforts, were not foreseeable at the outset of the year. In assessing the performance of the management team in the face of these hardships, the Compensation Committee considered management’s leadership in executing on a strategic process resulting in the global commercial partnership with Ascensia Diabetes Care, securing financing to manage through the pandemic, securing significant capital to provide for the long-term viability of the company, continued progress on reimbursement and preserving our overall organizational health. In consideration of these achievements, the Compensation Committee exercised modest positive discretion and elected to award bonuses to each named executive officer at 90% of target. In exercising this discretion, the Compensation Committee also noted that the total bonuses payable to the named executive officers were below target.
The bonus amounts paid in respect of the achievement of the various corporate goals and objectives are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. In the case of the 2020 bonuses, the amounts payable to our named executive officers by virtue of the positive discretion described above are reflected in the “Bonus” column of the Summary Compensation Table above.
Long-Term Incentives
Our 1997 stock option plan (the “1997 plan”), authorized us, and the amended and restated 2015 equity incentive plan (the “2015 plan”), authorizes us to make grants to eligible recipients of non-qualified stock options and incentive stock options.
Historically, our Compensation Committee has granted stock options to our named executive officers on an annual basis, with the awards being issued on the date the Compensation Committee approves the grant. We set the option exercise price equal to 100% of the per-share fair market value of our common stock on the date of grant.
2020 Equity Awards
In March 2020, pursuant to a previously adopted trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, certain of Dr. Goodnow’s stock options, with respect to an aggregate of 80,000 shares were exercised. The trading plan provided for the periodic exercises of these options in full over their respective remaining terms, as the options would expire worthless if not exercised by their respective expiration dates. After the March 2020 exercise, in order to mitigate any negative impact to the Company from the Chief Executive Officer selling shares during a time of uncertainty for the Company, Dr. Goodnow voluntarily agreed to forfeit the remainder of these options (which options were exercisable for an aggregate of 2,467,703 shares at an exercise price of $0.54 per share) and terminated the related Rule 10b5-1 plan.
In 2020, our Compensation Committee determined to transition to granting restricted stock units to our senior management in lieu of stock options in order to reduce the degree of dilution resulting from our equity awards. In order to plan this transition, and then in light of the extraordinary challenges facing the

Company in the first quarter of 2020, which is the period time period during which the Compensation Committee customarily make annual equity grants to our executive officers, the committee determined to delay the grant of equity awards until later in the year, after initiating a strategic review of the business and receiving preliminary results of the strategic review process. These RSUs were granted to our named executive officers as follows:
Name	RSUs
Timothy T. Goodnow	3,836,957
Mukul Jain	1,902,174
Francine R. Kaufman	1,021,739
Additionally, in recognition of the extraordinary effort and commitment exhibited by the Company’s employees in the face of extreme challenges facing the Company during 2020, in November 2020, the Compensation Committee approved a special performance-based restricted stock unit grant to substantially all Company employees, including the Company’s named executive officers. These awards will vest, if at all, only following the achievement of certain specified performance-based criteria. These performance-based RSUs were granted to our named executive officers as follows:
Name	RSUs
Timothy T. Goodnow	673,268
Mukul Jain	260,483
Francine R. Kaufman	310,884
2019 Equity Awards
In January 2019, our Compensation Committee awarded to Drs. Goodnow and Jain options to purchase 800,000 and 535,000 shares of our common stock, respectively. Each of these options was issued with an exercise price of $2.72 per share. The shares underlying the options granted to Drs. Goodnow and Jain vest in 48 equal monthly installments, subject to the named executive officer’s continued service through each applicable vesting date. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.
In March 2019, our Compensation Committee awarded to Dr. Kaufman an option to purchase 550,000 shares of our common stock. The option was issued with an exercise price of $3.07 per share. The shares underlying the option granted to Dr. Kaufman vest in 48 equal monthly installments, subject to Dr. Kaufman’s continued service through each applicable vesting date. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

Outstanding Equity Awards at End of 2020
The following table provides information about outstanding equity awards held by each of our named executive officers at December 31, 2020. All of these awards were granted under the 1997 plan or the 2015 plan. None of our named executive officers held any other stock awards as of December 31, 2020.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)(6)	Number of unearned shares or units that have not vested (#)	Market or payout value of unearned shares or units that have not vested ($)(6)
Timothy T. Goodnow	173,113	—	1.95	7/24/2025
	347,652	—	2.97	4/12/2026
	734,375	15,625(1)(4)	2.74	1/17/2027
	550,940	226,857(2)(4)	2.62	2/1/2028
	383,333	416,667(3)(4)	2.72	1/16/2029
					2,877,718	2,503,615
							673,268	585,743
Mukul Jain	153,774	—	0.46	9/11/2023
	255,599	—	0.54	6/3/2024
	108,686	—	0.54	12/4/2024
	134,239	—	1.95	7/24/2025
	145,254		2.97	4/12/2026
	307,666	6,546(1)(4)	2.73	1/20/2027
	350,760	144,431(2)(4)	2.62	2/1/2028
	254,354	278,646(3)(4)	2.72	1/16/2029
					1,426,630	1,241,168
							260,483	226,620
Francine R Kaufman	240,625	309,375(4)(5)	3.07	3/03/2029
					766,304	666,684
							310,884	270,469

(1)
The remaining unvested shares underlying this option vested in January 2021.

(2)
The remaining unvested shares underlying this option vest in 14 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(3)
The remaining unvested shares underlying this option vest in 25 equal monthly installments, subject to the officer’s continued service through each applicable vesting date.

(4)
The shares subject to these options will become immediately vested and exercisable in certain circumstances related to a change in control of our Company. See “Narrative to Summary Compensation Table — Long-Term Incentives” above and “ — Employment Agreements, Severance and Change in Control Arrangements” below.

(5)
One-fourth of the shares underlying this option vested on March 4, 2020 and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Kaufman’s continued service through each applicable vesting date.

(6)
Based on the closing price of our common stock of $0.87 per share on December 31, 2020, the last trading day of 2020.

Employment Agreements, Severance and Change in Control Arrangements
Below are descriptions of employment agreements that our named executive officers entered into with us or Senseonics, Incorporated.
Agreement with Dr. Goodnow
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Goodnow that governs the terms of his employment with us. Pursuant to the agreement, Dr. Goodnow was originally entitled to an annual base salary of $365,791 and was originally eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Goodnow’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for 18 months, 100% of his target bonus, healthcare continuation coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. If Dr. Goodnow’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although he would be entitled to 150%, rather than 100%, of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Goodnow’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested. Additionally, all of the options granted to Dr. Goodnow prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreement with Dr. Jain
In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Jain, which was subsequently amended in April 2018, that governs the terms of his employment with us. Pursuant to the agreement as amended, Dr. Jain is entitled to an annual base salary of $376,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Jain’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Dr. Jain’s employment is terminated by us without cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although in lieu of the bonus described above, he would be entitled to 125% of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Jain’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards would become fully vested. Additionally, all of the options granted to Dr. Jain prior to our public offering in March 2016 will become fully vested upon a change in control.
Agreement with Dr. Kaufman
In March 2019, Senseonics, Incorporated entered into an employment agreement with Dr. Kaufman that governs the terms of her employment with us. Pursuant to the agreement, Dr. Kaufman is entitled to an annual base salary of $495,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of her base salary, as determined by our Board of Directors. If Dr. Kaufman’s employment is terminated by us without “cause” or if she resigns for “good reason” (each as defined in her employment agreement), she would be entitled to receive severance payments equal to continued payment of her base salary for nine months, a prorated portion of her target bonus for the year in which her service is terminated, healthcare continuation coverage for up to one year, and reimbursement of expenses owed to her through the date of her termination. If Dr. Kaufman’s employment is terminated by us without cause or if she resigns for good reason, coincident with a change in control (as defined in her employment agreement), she would be entitled to the benefits described above, although in lieu of the bonus described above, she would be entitled severance payments equal to continued payment of her base salary for one year and she would be entitled to 125% of her target bonus. Additionally, if Dr. Kaufman’s employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of her then unvested equity awards would become fully vested.
401(k) Plan
We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. We currently make up to a 3% discretionary contribution or matching contribution to our 401(k) plan.
Non-Employee Director Compensation
In February 2016, our Board of Directors approved a non-employee director compensation policy which became effective upon the completion of our 2016 public offering. Under this non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. No retainers were paid in respect of any period prior to the completion of our 2016 public offering. In October 2018, we amended our non-employee director compensation policy to increase the annual service retainers, based upon market data of comparable companies and recommendations presented by Willis Towers Watson. The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:
	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$37,500	$30,000
Audit Committee	7,500	11,250
Compensation Committee	6,000	6,600
Nominating and Corporate Governance Committee	4,000	3,625
Our non-employee director compensation policy permits non-employee directors to elect to receive all or a portion of the annual cash compensation in the form of shares of our common stock. In addition, under our non-employee director compensation policy, each non-employee director elected to our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $212,500. The shares subject to each such stock option will vest monthly over a three year period, subject to the non-employee director’s continued service as a director through each applicable vesting date.
Further, on the date of each annual meeting of stockholders each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $106,500. The shares subject to each such stock option will vest on the one year anniversary of the grant date, subject to the director’s continued service as a non-employee director through each applicable vesting date. The exercise price of these options will equal the fair market value of our common stock on the date of grant. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

In 2020, in connection with our 2020 Annual Meeting of Stockholders, our Board of Directors recognized, in light of the significant decline in the trading price of our common stock, that the scheduled annual option grants under our non-employee director compensation policy would result in an extraordinarily large number of options being issued to our non-employee directors. Accordingly, in consultation with its independent compensation consultant, our compensation committee recommended, and our board of directors approved, in lieu of such annual option grants, the grant of 273,077 restricted stock units to our non-employee directors, which restricted stock units had a grant date fair value equal to the $106,500 Black-Scholes value contemplated by the annual option grants foregone. Such restricted stock units vest on the later of the one year anniversary of grant or the 2021 Annual Meeting of Stockholders.
Messrs. Raab and Schumm were appointed to the Board of Directors in October 2020, pursuant to contractual appointment rights we granted to Masters Capital and PHC Corporation, respectively, in connection with the significant financing transactions we undertook in August 2020. In light of his position as president and chief executive officer of Ascensia Diabetes Care, Mr. Schumm elected to forego any compensation for service on the board. Mr. Raab received 273,077 restricted stock units which vest in full, subject to Mr. Raab’s continued service on the Board on the one year anniversary of the date of grant.
Director Compensation Table
The following table sets forth information regarding compensation earned during the year ended December 31, 2020 by our non-employee directors for service on the Board of Directors from January 1, 2020 to December 31, 2020. Timothy T. Goodnow, our President and Chief Executive Officer, and Francine R. Kaufman, our Chief Medical Officer, also served on our Board of Directors, but did not receive any additional compensation for their service as directors and therefore are not included in the table below. The compensation of Drs. Goodnow and Kaufman as named executive officers is set forth above under “Executive Compensation - Summary Compensation Table.”
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Stephen P. DeFalco(3)	0	200,739	200,739
Edward J. Fiorentino(5)	0	176,615	176,615
Justin Klein(3)	25,500	151,114	176,614
Douglas S. Prince(4)	30,125	155,739	185,864
Douglas A. Roeder(3)	54,100	125,615	179,715
Steven Edelman(5)	0	173,114	173,114
Anthony Raab	0	106,500	106,500
Robert Schumm(6)	0	0	0

(1)
In 2020, we granted Messrs. DeFalco, Fiorentino, Klein, Prince and Edelman fully vested restricted stock units covering an aggregate of 151,499, 102,848, 51,424, 60,751 and 95,789 shares of common stock, respectively, in lieu of aggregate quarterly retainer fees of $75,124, $50,999, $25,499, $30,123 and $47,499, respectively. Additionally, as described above, each non-employee director, with the exception of Mr. Schumm, received restricted stock units covering 273,077 shares, in lieu of stock option grants that would otherwise have been granted under our non-employee director compensation policy, with such restricted stock units subject to time-based vesting.

(2)
The amounts in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the full grant date fair value for stock award granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
As of December 31, 2020, this director held options to purchase 321,223 shares of our common stock.

(4)
As of December 31, 2020, this director held options to purchase 405,123 shares of our common stock.

(5)
As of December 31, 2020, this director held options to purchase 361,193 shares of our common stock.

(6)
In light of his relationship with Ascensia Diabetes Care, Mr. Schumm elected not to accept compensation for his service on the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2020:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	29,657,407	$1.19	9,245,611(1)
Equity compensation plans not approved by security holders	356,000	1.31	1,414,458(2)
Total	30,013,407		10,660,069

(1)
Consists of 3,074,030 shares available under the 2015 plan and 6,171,581 shares available under the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). On January 1 of each year, the number of shares reserved under the 2015 plan and 2016 ESPP is automatically increased by 3.5% and 1%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board. An additional 9,295,394 and 2,655,827 shares were added to the number of available shares under the 2015 plan and the 2016 ESPP, respectively, in each case effective January 1, 2021.

(2)
Consists of shares available under our Inducement Plan that was in effect as of May 30, 2019 and was adopted without the approval of the Company’s security holders. A description of the Inducement Plan is contained in Note 12 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:
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the risks, costs and benefits to us;

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the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

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the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.
CERTAIN RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”
Collaboration and Commercialization Agreement with Ascensia
On August 9, 2020, we entered into a collaboration and commercialization agreement (the “Commercialization Agreement”) with Ascensia Diabetes Care Holdings AG (“Ascensia”), an affiliate of PHC Holdings Corporation (“PHC”), a beneficial owner of greater than 5% of our outstanding common stock. Mr. Schumm, who was appointed to our board of directors in connection with the contemporaneous financing transaction with PHC, is the president and chief executive officer of Ascensia.
Pursuant to the agreement, we granted Ascensia the exclusive right to distribute the Eversense continuous glucose monitoring system worldwide subject to certain initial exceptions. Pursuant to the agreement, subject to certain conditions, Ascensia will receive a portion of net revenue at specified tiered percentages ranging from the mid-teens to the mid-fortys based on levels of global net revenues. The agreement has an initial term that will expire five years from the Product Availability Date (as defined in the agreement) for Eversense XL, which will be automatically extended for up to 3.5 additional years to provide Ascensia the ability to sell a 365-day Eversense product for two years if Ascensia would not have otherwise had such two-year opportunity at the time the initial term expires.
For the year ended December 31, 2020, we did not incur material payment obligations to Ascensia under the agreement.
Financing Transactions with PHC Holdings Corporation
Note Purchase Agreement
In connection with the Commercialization Agreement, on August 9, 2020, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with PHC. Pursuant to the Note Purchase Agreement, we borrowed $35.0 million in aggregate principal through the issuance and sale of Senior Secured Convertible Notes (the “2024 Notes”) to PHC. We also issued 2,941,176 shares of common stock to PHC as a financing fee.
The 2024 Notes are senior secured obligations of the Company and are guaranteed by our wholly owned subsidiary, Senseonics, Incorporated. Interest at the annual rate of 9.5% is payable semi-annually in cash or, at our option, payment in kind. The interest rate will decrease to 8.0% if we obtain approval for 180-day Eversense XL for marketing in the United States, subject to certain conditions. The maturity date for the 2024 Notes is October 31, 2024 (the “Maturity Date”). The obligations under the 2024 Notes are secured by substantially all of our and our subsidiary’s assets.
The holders of the 2024 Notes were entitled to convert the 2024 Notes to common stock at an initial conversion rate of 1,867.4136 shares per $1,000 principal amount of the 2024 Notes (including any interest added thereto as payment in kind), equivalent to a conversion price of approximately $0.54 per share, subject to specified anti-dilution adjustments, including adjustments for our issuance of equity securities on or prior to April 30, 2022 below the conversion price. In addition, following a notice of redemption or certain corporate events that occur prior to the Maturity Date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such notice of redemption or corporate event.
Subject to specified conditions, on or after October 31, 2022, the 2024 Notes are redeemable by the Company if the closing sale price of the Common Stock exceeds 275% of the conversion price for a specified period of time and subject to certain conditions upon 10 days prior written notice at a cash redemption price equal to the then outstanding principal amount (including any payment in kind interest which has been added to such amount), plus any accrued but unpaid interest. On or after October 31, 2023, the 2024 Notes are redeemable by the Company upon 10 days prior written notice at a cash redemption price equal to the then outstanding principal amount (including any payment in kind interest which has been added to such amount), plus any accrued but unpaid interest, plus a call premium of 130% if redeemed at least six months prior to the Maturity Date or a call premium of 125% if redeemed within six months of the Maturity Date.
The maximum outstanding principal amount of the 2024 Notes during 2020 was $35.0 million. We did not pay any cash interest on the 2024 Notes during 2020. As of March 31, 2021, the amount outstanding under the 2024 Notes, including accrued interest, was $37.2 million.
Optional Future Sale and Issuance of Convertible Preferred Stock
In connection with our entry into the Note Purchase Agreement, we also have the option to sell and issue PHC up to $15.0 million of convertible preferred stock (the “PHC Preferred Stock”) on or before

December 31, 2022, contingent upon our obtaining approval for 180-day Eversense XL for marketing in the United States before such date. The purchase price per share of the PHC Preferred Stock would be $1,000.00 per share. Each share of PHC Preferred Stock would be convertible into a number of shares of Common Stock equal to $1,000 divided by the conversion price of $0.476 per share, subject to customary anti-dilution adjustments. To date, we have not issued any shares of PHC Preferred Stock.
Registration Rights Agreement
In connection with the entry into the Note Purchase Agreement, the Company and PHC entered into a registration rights agreement (the “PHC RRA”), pursuant to which the Company agreed to register the resale of the Financing Fee Shares and any shares issuable upon conversion of the 2024 Notes (the “PHC Registrable Securities”), pursuant to a registration statement on Form S-3, which the Company filed in September 2020. The PHC RRA also provides the holders of PHC Registrable Securities customary demand and piggy back registration rights and includes certain other customary provisions.
Investor Rights Agreement
In connection with the entry into the Note Purchase Agreement, on August 9, 2020, the Company and PHC entered into an investor rights agreement (the “PHC IRA”). Pursuant to the PHC IRA, for so long as PHC and its affiliates hold, in the aggregate on an as-converted basis, at least 15% of the Company’s Common Stock, PHC will have the right to designate two members (the “PHC Designees”) of the Company’s Board of Directors. If PHC and its affiliates hold, in the aggregate on an as-converted basis, at least 5% but less than 15% of the Company’s Common Stock, PHC will have the right to designate one member of the Board. To date, PHC has only designated one director pursuant to this right, Robert Schumm. In addition, pursuant to the PHC IRA, the holders of the 2024 Notes have a right to participate in certain offerings of equity or debt securities on a pro rata basis, subject to customary exceptions.
Financing Transactions with Masters Capital
Preferred Stock Purchase Agreement
On August 9, 2020 we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Masters Special Situations, LLC and certain affiliates thereof (“Masters”). Pursuant to the Stock Purchase Agreement, we issued, in a series of closings an aggregate of 25,783 shares of Series A Convertible Preferred Stock to Masters and its assignees (collectively, the “Series A Investors”) for an aggregate purchase price of $25.8 million. Masters and its affiliates collectively purchased an aggregate of 25.8 million of such shares. Masters and its affiliates are collectively beneficial owners of greater than 5% of our outstanding common stock and Mr. Raab, who was appointed to our board of directors in connection with the transaction, is a Senior Analyst at Masters. As of the date hereof, Masters has converted all of the shares of Series A Convertible Preferred Stock to common stock.
Registration Rights Agreement
In connection with the entry into the Stock Purchase Agreement, we entered into a registration rights agreement (the “Masters RRA”), pursuant to which we registered the resale of any shares issuable upon conversion of the Series A Preferred Stock (the “Masters Registrable Securities”), pursuant to a registration statement on Form S-3, which the Company filed in February 2020. The Masters RRA also provides the holders of Masters Registrable Securities customary demand and piggy back registration rights and includes certain other customary provisions.
Investor Rights Agreement
In connection with the entry into the Stock Purchase Agreement, the Company and Masters entered into an investor rights agreement (the “Masters IRA”). Pursuant to the Masters IRA, for so long as Masters and its affiliates beneficially own at least 5% of the Company’s Common Stock, Masters will have the right to designate one member of the Board. Masters’ designee pursuant to this right is Anthony Raab. In addition, pursuant to the Masters IRA, subject to certain exceptions, the Series A Investors have a right to participate in certain offerings of equity securities on a pro rata basis, subject to customary exceptions.

Equity Line Agreement with Energy Capital
On November 9, 2020, we entered into an equity line agreement (the “Equity Line Agreement”) with Energy Capital, LLC (“Energy Capital”), a beneficial owner of greater than 5% of our common stock. The Equity Line Agreement provides that, upon the terms and subject to the conditions and limitations set forth therein, Energy Capital is committed to purchase up to an aggregate of $12.0 million of shares of our newly designated series B convertible preferred stock (the “Series B Preferred Stock”) at our request from time to time during the 24-month term of the Equity Line Agreement.
Under the Equity Line Agreement, beginning January 21, 2021, subject to the satisfaction of certain conditions, including that we have less than $8 million of cash, cash equivalents and other available credit (aside from availability under the Equity Line Agreement), we have the right, in our sole discretion, to purchase shares of Series B Preferred Stock at a price of $1,000 per share (not to exceed $4.0 million worth of shares) once per month, up to an aggregate of $12.0 million of our Series B Preferred Stock, with each share of Series B Preferred Stock initially convertible into common stock, beginning six months after the date of its issuance, at a conversion price of $0.3951 per share, subject to customary anti-dilution adjustments. The Equity Line Agreement provides that we shall not effect any purchase under the Equity Line Agreement on any date where the closing price of our Common Stock on the NYSE American is less than $0.25 without the approval of Energy Capital.
In addition, beginning on January 1, 2022, subject to the satisfaction of certain conditions, if the full $12.0 million of Series B Preferred Stock has not been sold pursuant to the Equity Line Agreement, Energy Capital may, at its sole discretion, from time to time, purchase up to the amount then remaining available under the Equity Line Agreement at the Purchase Price.
Concurrently with entry into the Equity Line Agreement, the Company issued a warrant to Energy Capital, exercisable beginning May 9, 2021, to purchase up to 10,000,000 shares of Common Stock at an exercise price of $0.3951 per share (the “Warrant”). The Warrant expires, if unexercised, on November 9, 2030.
To date, we have not issued any shares pursuant to the Equity Line Agreement.
Highbridge Transactions
Loan Facility with Highbridge
On April 21, 2020, we entered into a Loan and Security Agreement (the “Highbridge Loan Agreement”) with certain funds managed by Highbridge Capital Management, LLC (“Highbridge”), one of our then 5% stockholders (together with the other lenders from time to time party thereto, the “Lenders”). Pursuant to the Highbridge Loan Agreement, we borrowed an aggregate of $15 million in aggregate principal through the issuance and sale of First Lien Secured Notes due October 2021 (the “First Lien Term Notes”). The First Lien Term Notes were our secured, senior obligations. Interest in cash at the annual rate of 12% or, at our option, payment in kind at an annual rate of 13%, on the First Lien Term Notes was payable monthly in arrears. The maturity date for the First Lien Term Notes was October 24, 2021 (the “First Lien Maturity Date”), unless earlier repurchased, redeemed or converted in accordance with their terms.
From and after a Strategic Transaction Announcement (as defined in the form of First Lien Term Note), we had the right to convert a portion of the First Lien Term Notes to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share of common stock.
We repaid the First Lien Notes in full with a portion of the proceeds of the 2024 Notes.
Exchange Agreement with Highbridge
In addition, on April 21, 2020 we entered into a Note Purchase and Exchange Agreement (the “Exchange Agreement”) with certain funds managed by Highbridge providing for the exchange (the “Exchange”) of $24.0 million aggregate principal amount of our outstanding 5.25% Senior Convertible

Notes due 2025 (the “2025 Notes”) for (i) $15,675,000 aggregate principal amount of newly issued Second Lien Secured Notes due January 2022 (the “Second Lien Notes”) and, together with the First Lien Term Notes, the “Senior Notes”), (ii) 11,026,086 shares of common stock, (iii) warrants (the “Warrants”) to purchase up to 4,500,000 shares of common stock at an exercise price of $0.66 per share, and (iv) $346,500 in accrued and unpaid interest on the 2025 Notes being exchanged. The Exchange closed on April 24, 2020. The Warrants may be exercised in cash or on a cashless basis at any time through the three year anniversary of the issuance date.
The Second Lien Notes were our secured, senior obligations, junior only to the First Lien Term Notes. Interest in cash at the annual rate of 7.5% or, at our option, payment in kind at an annual rate of 8.25%, on the Second Lien Notes was payable monthly in arrears. The maturity date for the Second Lien Notes was January 24, 2022 (the “Second Lien Maturity Date”), unless earlier repurchased, redeemed or converted in accordance with their terms.
The holders of the Second Lien Notes (the “Holders”) had the right to convert up to $7,000,000 aggregate principal amount of the Second Lien Notes (together with any applicable prepayment premium) to common stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the common stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share.
Amendment to Second Lien Note Agreement
On August 9, 2020, in connection with the entry into the Note Purchase Agreement with PHC, the Company entered into a First Amendment to Note Purchase and Exchange Agreement and Notes (the “Amendment”) with Highbridge and each other purchaser party thereto.
Pursuant to the Amendment, Highbridge agreed to the consummation of the transactions with PHC and Masters described herein and an extension of the maturity date for the Second Lien Notes to August 9, 2023. As amended by the Amendment, the holders of the Second Lien Notes had the right to convert the aggregate principal of the Second Lien Notes (together with any applicable prepayment premium) to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.33 per share.
The maximum aggregate outstanding principal amount of the Senior Notes during 2020 was $15.7 million. We did not pay any cash interest on the Senior Notes during 2020. As of March 31, 2021, the Second Lien Notes had been converted in full to common stock.
Registration Rights Agreement
We have entered into a registration rights agreement with certain of our 5% stockholders.
The registration rights agreement, among other things grants certain of our stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of Senseonics, Incorporated stock previously held by them.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Nick B. Tressler
Secretary
Dated: April 13, 2021
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

Senseonics™ VOTE

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of three directors

	For	Withhold
01 - Steven Edelman, M.D.	☐	☐
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03FY0B

The 2021 Annual Meeting of Stockholders of The Senseonics Holdings, Inc. will be held on
Tuesday, May 25, 2021 at 10:00 A.M. local time, virtually via the internet at www.meetingcenter.io/287313941.

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Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2021

Timothy T. Goodnow and Nick Tressler, or together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Senseonics Holdings, Inc. to be held on May 25, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, FOR Proposals 2 and 3.

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of three directors

	For	Withhold
01 - Steven Edelman, M.D.	☐	☐
02 - Edward Fiorentino	☐	☐
03 - Anthony Raab	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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The 2021 Annual Meeting of Stockholders of The Senseonics Holdings, Inc. will be held on Tuesday, May 25, 2021 at 10:00 A.M. local time, virtually via the internet at www.meetingcenter.io/287313941.

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Proxy — Senseonics Holdings, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2021

Timothy T. Goodnow and Nick Tressler, or together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Senseonics Holdings, Inc. to be held on May 25, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)